UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 23, 2010

TRYCERA FINANCIAL, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-30872	33-0910363
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

5230 E. Hunter Ave. Anaheim California	92807
(Address of principal executive offices)	(Zip Code)

(714) 779-5700
(Registrant’s telephone number, including area code)

1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

On February 24, 2010, we issued 175,000,000 shares of our common stock each to Ray A. Smith, the Company’s CEO, President and Director and Bryan Kenyon, the Company’s Chief Financial Officer and Chairman in consideration for the shares both Messrs. Smith and Kenyon forgave $100,000 each of accrued salary, loans and other monies advanced on the Company’s behalf by both Mr. Smith and Mr. Kenyon. The shares were issued  in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

            On February 25, 2010, the Company issued an aggregate of 40,000,000 shares of its Common Stock to three unaffiliated entities upon the conversion of an aggregate of $10,000 of outstanding indebtedness.  The lenders acquired and assisted in the settling of a $40,000 arbitration award and this debt had been outstanding since 2007.  The certificates evidencing the above mentioned shares were issued without legend in that Rule 144 permits the lenders to tack back to the date of the debt which was more than two years prior to issuance.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)   On February 23, 2010, our board of directors accepted the resignation of Ronald N. Vance as our Chairman of the Board and member of our board of directors. There was no disagreement on any matter relating to the Company’s operations, policies or practices, nor was Mr. Vance removed for cause.

            On February 23, 2010 Mr. Matthew Richards was elected to the Company’s board of directors to fill the vacancy resulting from Mr. Vance’s resignation. On that same date, Mr. Bryan Kenyon our Chief Financial Officer and director was elected to replace Mr. Vance as our Chairman and Mr. Ray Smith our CEO, President and a Director was appointed the Company’s Secretary.

Matthew Richards

Matthew Richards is a national trainer, public speaker and educator.  For 27 years, Mr. Richards has been a business and marketing consultant and a real estate investor.

Mr. Richards is currently working with Knowledge to Wealth, Inc. (K2W) teaching and promoting financial literacy seminars which help individuals learn how to invest in real estate, start a new business, implement government grant programs, boost their credit profile and improve their leadership skills through personal development and coaching.

Because of his extensive seminar development and training experience, Mr. Richards has worked with some of the top financial and personal development experts in the country including The Trump Institute with Donald Trump, Rich Dad Seminars with Robert Kiyosaki, Armando Montelongo Seminars with Armando Montelongo, and Franklin Covey with Carleton Sheets Real Estate Coaching.  Furthermore, Mr. Richards has been a business development advisor, mentor and coach for KMC.

Since 1983, Mr. Richards has been a real estate investor and personal development coach and has been active with community service and international church groups along with charitable nonprofit organizations including Easter Seals, The Special Olympics, and The Red Cross.

Mr. Richards graduated from the University of Phoenix with a Bachelor of Science Degree in Business Administration with an emphasis in Marketing.

Item 9.01	Financial Statements and Exhibits

c)	Exhibits

99.1 Resignation letter of Ronald N. Vance dated February 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRYCERA FINANCIAL, INC.
(Registrant)

Date: February 26, 2010	By:	/s/ Ray A. Smith
Ray A. Smith
President